As filed with the Securities and Exchange Commission on June 27, 2000

File No. 33-26066



SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933


__________________________

National Grid USA
(f/k/a "New England Electric System")
(Exact name of registrant as specified in its charter)


     Massachusetts          04-1663060
     (State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)          Identification No.)



National Grid USA Companies' Incentive Thrift Plan I
(f/k/a "New England Electric System Companies Incentive Thrift Plan") (Full title of the plan)
_________________________


25 Research Drive
Westborough, Massachusetts 01582
(Address of principal executive offices, including zip code)
_________________________

Peter J. Dill
Corporation Counsel and Secretary to the Benefits Committee
National Grid USA (f/k/a "New England Electric System")
25 Research Drive
Westborough, Massachusetts  01582
(508) 389-2000
_________________________
(Name, Address and Telephone Number,
including Area Code, of Agent for Service)

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, the Registrant hereby withdraws from registration under this Registration Statement any and all shares of Stock and plan interests originally registered hereunder which have not been issued. No further offering of such securities or interests will be made unless pursuant to an exemption from the registration requirements under the Act.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts.

               NATIONAL GRID USA
               f/k/a NEW ENGLAND ELECTRIC SYSTEM

                  s/ Robert G. Seega
          By:
             Name:  Robert G. Seega
             Title: Vice President and Director
                      Of Public Affairs

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts.

NATIONAL GRID USA
          COMPANIES' INCENTIVE THRIFT PLAN I

          f/k/a NEW ENGLAND ELECTRIC SYSTEM
          COMPANIES INCENTIVE THRIFT PLAN

             s/ Peter J. Dill
          By:
             Name:  Peter J. Dill
             Title: Counsel and Secretary to
                     Benefits Committee

Dated: June 27, 2000